UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                February 26, 2002
                                (Date of report)

                                  Novell, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-13351                   87-0393339
     -----------------             ---------------               ----------
      (State or other           (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                               Identification No.)




                    1800 South Novell Place, Provo Utah 84606
               (Address of principal executive offices) (Zip code)


                                 (801) 429-7000
               Registrant's telephone number, including area code:



                                 Not applicable

          (Former name or former address, if changed since last report)

Item 5.              Other Events.

                  On February 26, 2002, Novell, Inc. (the "Registrant") issued a press release announcing the departure of Stewart Nelson, the Registrant's Chief Operating Officer. A copy of the press release issued by the Registrant on February 26, 2002 concerning Mr. Nelson's departure, filed herewith as Exhibit 99.1, is incorporated herein by reference.

                  On February 26, 2002, the Registrant issued a press release announcing the appointment of Christopher Stone to the position of Vice Chairman, Office of the CEO. A copy of the press release issued by the Registrant on February 26, 2002 concerning Mr. Stone's appointment, filed herewith as Exhibit 99.2, is incorporated herein by reference.


Item 7.           Financial Statements and Exhibits.

                  The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

                  (A)              Financial statements of businesses acquired.

                                    Not applicable.

                  (B)      Pro forma financial information.

                                    Not applicable.

                  (C)      Exhibits.

99.1 Press Release dated February 26, 2002, announcing the departure of Stewart Nelson, the Registrant's Chief Operating Officer.

99.2 Press Release dated February 26, 2002, announcing the appointment of Christopher Stone to the position of Vice Chairman, Office of the CEO.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         Novell, Inc.

                                         By:   /s/ Joseph A. LaSala, Jr.
                                                   Joseph A. LaSala, Jr.
                                                   Senior Vice President,
                                                   General Counsel and Secretary



Date: February 26, 2002

                                INDEX TO EXHIBITS


Exhibit Number    Description

99.1 Press Release dated February 26, 2002 announcing the departure of Stewart Nelson, the Registrant's Chief Operating Officer.

99.2 Press Release dated February 26, 2002 announcing the appointment of Christopher Stone to the position of Vice Chairman, Office of the CEO.

                                                                   Exhibit 99.1

Novell COO Stewart Nelson to Leave Company

BOSTON, Feb. 26 /PRNewswire/ -- Novell (Nasdaq: NOVL - news), a leading provider of Net business solutions, today announced that Stewart Nelson, Novell's chief operating officer, would be leaving the company. Nelson has served in a variety of roles since joining the company eight years ago. He was the General Manager of the Collaboration business unit and chiefly responsible for building the GroupWise business and product line; he served as the Senior Vice President of Research and Development during a critical time in Novell's history when he oversaw the shipment of NW5, ZenWorks and the development of Novell's cross platform directory; and, over the past two years, he has been Novell's Chief Operating Officer.

Stewart has held many positions at Novell during his tenure. He has always been a valued executive and his accomplishments at Novell are numerous. He has helped me tremendously over the past six months, and he will be missed," said Novell Chairman, President and CEO Jack Messman. We wish him nothing but the best in his future endeavors." Nelson will complete his duties with the company in the next several weeks.

About Novell

Novell, Inc. is a leader in eBusiness solutions and Net services software designed to secure and power the networked world. Novell and its eServices division, Cambridge Technology Partners, help organizations solve complex business challenges, simplify their systems and processes, and capture new opportunities with one Net solutions. Novell provides worldwide channel, consulting, education and developer programs to support its offerings.

For information on Novell's complete range of products and services, contact Novell's Customer Response Center at 888-321-4CRC (4272), or visit Novell's Web site at http://www.novell.com. Information on eBusiness and integration solutions from Cambridge Technology Partners can be accessed at http://www.ctp.com . Press may access Novell announcements and company information on the World Wide Web at http://www.novell.com/pressroom.

NOTE: Novell and Cambridge Technology Partners are registered trademarks, and eDirectory is a trademark of Novell, Inc. in the United States and other countries.

                                                                   Exhibit 99.2

Novell Announces Appointment of Christopher Stone as Vice Chairman - Office of the CEO
Former Novell Executive and Tilion Founder to Return to Novell

PROVO, UT. February 26, 2002 -- Novell, a leading provider of Net business solutions, today announced the appointment of Christopher Stone to the newly created position of Vice Chairman, Office of the CEO. Among Stone's responsibilities will be overseeing the company's engineering, marketing, product management, alliances, and consulting functions. He will report to Chairman, President and CEO Jack L. Messman and will be based in Cambridge, MA. He will begin on March 4, 2002.

Stone, 44, who was with Novell from 1997 to 1999 as executive vice-president for strategy and development, left Novell to start Tilion, a leading software company providing real-time executive management software for logistics and supply chain managers. He will remain Chairman of the Board of Directors. Stone's background in technology development also led to his founding of Object Management Group where he created CORBA, a globally recognized software standard.

"As Novell continues to move with our customers to a solutions-based one Net environment, we need a person with Chris' experience to help us connect our customers, suppliers and employees in the value delivery chain," said Messman. "Companies are looking for secure ways to streamline operations and maximize investments. Chris understands these challenges. He knows how Novell's services and products can serve to solve the complex business and technical challenges facing companies today."

"Novell has always had great technology," said Jamie Lewis, CEO and research chair for Burton Group. "With Chris Stone, Novell gains another savvy leader who understands the market and won't hesitate to take action. He also has credibility with the companies that Novell wants as partners to help regain its competitive edge."

About Novell

Novell, Inc. (NASDAQ: NOVL), is a leader in eBusiness solutions and Net services software designed to secure and power the networked world. Novell and its eServices division, Cambridge Technology Partners, help organizations solve complex business challenges, simplify their systems and processes, and capture new opportunities with one Net solutions. Novell provides worldwide channel, consulting, education and developer programs to support its offerings.


For information on Novell's complete range of products and services, contact Novell's Customer Response Center at 888-321-4CRC (4272), or visit Novell's Web site at http://www.novell.com. Information on eBusiness and integration solutions from Cambridge Technology Partners can be accessed at http://www.ctp.com . Press may access Novell announcements and company information on the World Wide Web at http://www.novell.com/pressroom.

NOTE: Novell and Cambridge Technology Partners are registered trademarks, and eDirectory is a trademark of Novell, Inc. in the United States and other countries.